Exhibit 10.2

U.S.

AUTODESK, INC.

2012 EMPLOYEE STOCK PLAN

STOCK OPTION AGREEMENT

Autodesk, Inc., a Delaware corporation (the “Company”), has granted to the Employee (the “Participant”) named on the Notice of Grant of Stock Options (the “Notice of Grant”), which is attached hereto, an option (the “Option”) to purchase that number of Shares set forth on the Notice of Grant at the exercise price per Share set forth on the Notice of Grant (the “Exercise Price”), subject to all of the terms, definitions and provisions in this Agreement and the Company’s 2012 Employee Stock Plan (the “Plan”), which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings in this Agreement.

1. Nature of Option. If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

2. Vesting Schedule. Except as provided in Section 3 or Section 6, the Option awarded by this Agreement shall vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition shall not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant shall have been an Employee from the Date of Grant until the date such vesting occurs.

3. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, the balance, or some portion of the balance, as applicable, of the Option shall be considered as having vested as of the date specified by the Administrator. Pursuant to Section 6 of this Agreement, notwithstanding the generality of the foregoing, all unvested Options shall vest and become fully exercisable as of the death or Disability of Participant.

4. Exercise of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

This Option shall be exercisable in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan (the “Exercise Notice”). Such Exercise Notice shall be properly completed and delivered in such manner as the Administrator may determine (including electronically). Payment of the Exercise Price may only be made in such manner as described below, and if appropriate, shall accompany the Exercise Notice. This Option shall be deemed to be exercised upon receipt by the Company (or its designated representative) of the Exercise Notice and completion of payment of the Exercise Price.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) cash;

(b) check;

(c) delivery of a properly executed Exercise Notice together with irrevocable instructions to an agent of the Company to sell the Shares and promptly deliver to the Company that portion of the sale proceeds required to pay the Exercise Price (and any applicable withholding taxes).

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares. This Option may not be exercised for a fraction of a Share.

6. Termination Exercise and Vesting Period.

(a) Exercise and Vesting, Generally. Subject to the other provisions of this Section 6, (ii) this Option shall vest in accordance with Section 2 and (ii) if Participant ceases to be an Employee, he or she may, but only within three (3) months (or such other period as may be provided in the Notice of Grant (an “Alternative Exercise Period”), which shall supersede the three (3) month period) after the date Participant ceases to be an Employee, exercise this Option to the extent that he or she was entitled to exercise it as of the date of such cessation. To the extent he or she was not entitled to exercise this Option as of the date of such cessation, or if he or she does not exercise the Option within the time specified herein, the Option shall terminate.

(b) Exercise and Vesting upon Disability. Notwithstanding Section 6(a), if Participant ceases to be an Employee by reason of his or her Disability during the term of this Option, all Options shall vest and become fully exercisable as of the date of such cessation and Participant may, but only within twelve (12) months from the date of such cessation, exercise his or her Option. If he or she does not exercise such Option within the time specified herein, the Option shall terminate.

(c) Exercise and Vesting upon Death. Notwithstanding Section 6(a), in the event of the death of Participant during the term of this Option and while an Employee, the Option shall vest and become fully exercisable as of the date of death, and may be exercised, at any time within twelve (12) months following the date of death, by Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance. If such estate or person does not exercise such Option within the time specified herein, the Option shall terminate.

(d) Exercise and Vesting under the Executive Change in Control Program. Notwithstanding Section 6(a), if Participant is subject to the Company’s Executive Change in Control Program on his or her Termination Date (defined below), upon any termination without Cause (defined below) or for Good Reason (defined below) following a Change of Control (defined below), the Option shall vest in accordance with the Company’s Change in Control Program in effect as of the Termination Date. For purposes of this Section 6(d), “Cause”, “Change of Control”, “Good Reason” and “Termination Date” shall have the meaning set forth in the version of the Company’s Executive Change in Control Program, as in effect on the Termination Date.

(e) Exercise and Vesting upon Termination for Cause or Employment with Competitor. Notwithstanding Section 6(a), if the Option granted to Participant herein is an NSO subject to an Alternative

Exercise Period (as defined in Section 6(a)), the following termination provisions shall also apply to the Option:

(i) In the event that Participant is terminated for Cause (as defined below), then he or she may only exercise this Option within three (3) months after the date Participant ceases to be an Employee. To the extent Participant was not entitled to exercise this Option as of the date of such cessation, or if Participant does not exercise the Option within the time specified herein, the Option shall terminate. For purposes of this Section 6, “Cause” shall have the meaning set forth either (i) in Participant’s employment agreement with the Company, if any, or (ii) if Participant has no such employment agreement with the Company, in the version of the Company’s Executive Change in Control Program, as in effect on the Termination Date (as such term is defined in the Executive Change in Control Program).

(ii) If, Participant accepts employment with a Competitor (as defined below) prior to the date Participant terminates employment with the Company, as determined by the Company in its sole discretion, Participant may only exercise this Option within three (3) months after the date Participant ceases to be an Employee of the Company. In such case, the Company will notify Participant of the reduction in post-termination exercise period applicable to this Option and if no notice is provided by the Company during the three (3) month period following the date Participant ceases to be an Employee, the post-termination exercise period for this Option will be determined based on the provisions of this Section 6 without regard to this paragraph. For purposes of this Section 6, “Competitor” shall mean the list of competitors as set forth in the Form 10-K most recently filed by the Company with the Securities Exchange Commission, determined as of the date of termination of employment.

(f) Notwithstanding any of the foregoing, in no event may this Option be exercised after the Expiration Date and this Option may be subject to earlier termination as provided in the Plan.

7. Tax Obligations.

(a) Withholding Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares (in book entry form or otherwise) shall be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) shall have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, subject to Applicable Law.

9. Acknowledgements. In accepting the Option, the Participant acknowledges that:

(a) Any notice period mandated under Applicable Laws shall not be treated as continuous service for the purpose of determining the vesting of the Option; and the Participant’s right to receive Shares in settlement of the Option after termination of service, if any, will be measured by the date of termination of the Participant’s service and will not be extended by any notice period mandated under Applicable Laws. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s service has terminated and the effective date of such termination.

(b) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(c) The grant of this Option is a one-time benefit which does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options. All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

(d) The Participant’s participation in the Plan shall not create a right to continued service with the Company (or any Subsidiary).

(e) The Participant is voluntarily participating in the Plan.

(f) The Option is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Subsidiary), and which is outside the scope of the Participant’s employment contract, if any.

(g) The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance payments, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. This applies to any payment even in those jurisdictions requiring such payments upon termination of employment.

(h) The Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Option grant will not be interpreted to form an employment contract with any Subsidiary.

(i) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the Participant obtains Shares upon exercise of the Option, the value of those Shares may increase or decrease.

(j) This Option has been granted to the Participant in the Participant’s status as an employee of the Company or its Subsidiaries.

(k) Any claims resulting from this Option shall be enforceable, if at all, against the Company.

(l) THE VESTING OF THE OPTIONS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF OPTIONS OR, AS APPLICABLE, ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER

ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at Autodesk, Inc., c/o Stock Administrator, 111 McInnis Parkway, San Rafael, CA 94903, or at such other address as the Company may hereafter designate in writing.

11. Grant is Not Transferable. Except to the limited extent provided in paragraph 6, this Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Option and the rights and privileges conferred hereby immediately shall become null and void.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Additional Conditions to Issuance of Stock. The Company shall not be required to issue any certificate or certificates for Shares (in book entry form or otherwise) hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any Applicable Law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting or exercise of the Options as the Administrator may establish from time to time for reasons of administrative convenience.

If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance shall not occur unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Participant’s exercise of Options and/or sale of Shares may be subject to any market blackout period that may be imposed by the Company and must comply with the Company’s insider trading policies and any other applicable securities laws.

14. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

15. Administrator Authority. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. The Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. The Administrator shall, in its absolute discretion, determine when such conditions have been fulfilled.

16. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

19. Modifications to the Agreement. This Agreement, the Plan and the Notice of Grant constitute the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

20. Amendment, Suspension or Termination of the Plan. By accepting this Option, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21. Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Marin County, California, or the federal courts for the United States for the District of Northern California, and no other courts, where this Option is made and/or to be performed.